EXHIBIT 99.1

For Release Thursday, August 20, 2015; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2016 FIRST QUARTER RESULTS

Record Net Sales of $81 million
Record U.S. Net Sales of $68 million
Continued International Growth
Strong adoption of AspireSR® Generator

HOUSTON, Texas, August 20, 2015 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended July 24, 2015.

Quarterly highlights1

Operating results for the first quarter of fiscal 2016 compared to the first quarter of fiscal 2015, and other achievements, include:

•	Record worldwide net sales of $81.0 million, an increase of 12.5%, and 14.4% on a constant currency basis;

•	Record U.S. net product sales of $67.7 million, an increase of 15.1%;

•	International net sales of $13.3 million, an increase of 0.9%, and 11.4% on a constant currency basis;

•	Worldwide unit growth of 8.9%, with U.S. unit growth of 6.6%, and international unit growth of 14.6%;

1 The financial and operating results for the thirteen weeks ended July 24, 2015 and July 25, 2014 include and exclude certain items for the purposes of non-GAAP comparisons. As discussed below under “Use of Non-GAAP Financial Measures,” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures, including adjusted non-GAAP income from operations, adjusted non-GAAP net income, adjusted non-GAAP income per diluted share, and adjusted EBITDA. Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP. Please refer to the attached non-GAAP reconciliation. Numbers may be affected by rounding.

•	Adjusted non-GAAP income from operations increased by 26.4% to a $27.8 million;

•	Adjusted non-GAAP income per diluted share of $0.72 compared with adjusted non-GAAP income per diluted share of $0.53, an increase of 35.8%; and

•	Substantial merger-related progress.

Results and objectives

“The Cyberonics team delivered record net sales of $81 million in the last quarter,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “U.S. sales reached a new record of $68 million, an increase of 15%.  This increase was driven by very strong demand for the AspireSR® generator following approval in June, a month into the quarter.  The AspireSR® generator accounted for 38% of all units sold in the U.S. in the quarter and approximately 50% of the units sold since launch.  Initial sales of the AspireSR® generator suggest that the rate of adoption exceeds those of the AspireHC® and Demipulse® generators.  Our entire company worked diligently to make this product available to patients as quickly as possible and in the quantities demanded by our customers.

“International growth continued, with units increasing by 15% and revenue growth by 11% on a constant currency basis.  The AspireSR® generator penetration again increased over the previous quarter, accounting for 27% of all international unit sales in the first quarter.

“As previously announced, we initiated a limited commercial launch of the VITARIA™ System in Europe to treat patients suffering from chronic heart failure.  Our initial effort has focused on identifying and educating customers, setting up a registry and establishing reimbursement.  We are pleased with our progress.

“Reported numbers for net income include the partial impairment of our investment in cerboMed, although this impairment has been excluded for non-GAAP comparisons.

“Activities surrounding the pending merger with Sorin have continued to progress, particularly with respect to regulatory filings, organization and integration.  We continue to be excited by the opportunities that lie ahead for LivaNova,” concluded Mr. Moore.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per diluted share, respectively, of the company, excluding unusual items.  Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

First-Quarter Results Webcast and Conference Call Instructions

Cyberonics will host a conference call today, August 20, 2015, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2016 first quarter results, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 88278200.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical device company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of medically refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide. Cyberonics also has CE Mark for the VITARIA™ System, which provides autonomic regulation therapy for the treatment of chronic heart failure.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Important Information for Investors and Shareholders

This press release is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed merger transactions involving Cyberonics, LivaNova PLC (“LivaNova”) and Sorin S.p.A. (“Sorin”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. This communication does not represent an investment solicitation in Italy, pursuant to Section 1, letter (t) of Legislative Decree no. 58 of February 24, 1998, as amended.

LivaNova has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which includes a proxy statement of Cyberonics that also constitutes a prospectus of LivaNova (the “proxy statement/prospectus”). The registration statement on Form S-4 was declared effective by the SEC on August 19, 2015, and a definitive proxy statement/prospectus will be delivered as required by applicable law. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SORIN, CYBERONICS, LIVANOVA, THE PROPOSED MERGER TRANSACTIONS INVOLVING CYBERONICS, SORIN AND LIVANOVA AND RELATED MATTERS.

Investors and shareholders will be able to obtain free copies of the definitive proxy statement/prospectus (once it becomes available) and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the definitive proxy statement/prospectus and other documents filed with the SEC on Cyberonics’ website at www.cyberonics.com within the “Investor Relations” section or by contacting Cyberonics’ Investor Relations (for documents to be made available to  Cyberonics’ shareholders).

The release, publication or distribution of this press release in certain jurisdictions may be restricted by law, and therefore persons in such jurisdictions into which this press release is released, published or distributed should inform themselves about and observe such restrictions.

Participants in the Distribution

Sorin, Cyberonics and LivaNova and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cyberonics with respect to the proposed transactions contemplated by the proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of proxies from the shareholders of Cyberonics in connection with the proposed transactions, including a description of their direct or indirect interests, on account of security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus filed with the SEC. Information regarding Cyberonics’s directors and executive officers is contained in Cyberonics’s Annual Report on Form 10-K for the fiscal year ended on April 24, 2015, as amended from time to time, which is filed with the SEC and can be obtained free of charge from the sources indicated above.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning increasing our epilepsy and heart failure market penetration and sales growth and closing our proposed transactions with Sorin.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to:  continued market acceptance of the VNS Therapy System and sales of our products; the development and satisfactory completion of clinical studies; the achievement of regulatory approval for new products, including use of the VNS Therapy System for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by the Centers for Medicare & Medicaid Services, state Medicaid agencies and private insurers; the presence or absence of intellectual property protection and potential patent infringement claims; maintaining compliance with government regulations; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC); and factors relating to our proposed transactions with Sorin, including: the failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise, or the requirement to accept conditions that could reduce the anticipated benefits of the proposed transactions as a condition to obtaining regulatory approvals; the failure to satisfy other closing conditions to the proposed transactions; the length of time necessary to consummate the proposed transactions, which may be longer than anticipated for various reasons; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; the inability of Cyberonics, Sorin and LivaNova to meet expectations regarding the timing, completion and accounting and tax treatments with respect to the proposed transactions; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; unanticipated changes relating to competitive factors in the industries in which the companies operate; the ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including customers, employees and competitors; the ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; conditions in the credit markets; risks to the industries in which Cyberonics, Sorin and LivaNova operate that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyberonics and LivaNova and the analogous section from Sorin’s annual reports and other documents filed from time to time with the Italian financial market regulator (CONSOB) by Sorin; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Cyberonics’s Annual Report on Form 10-K, as amended from time to time, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC by Cyberonics and LivaNova and those described in Sorin’s annual reports, registration documents and other documents filed from time to time with CONSOB by Sorin. Nothing in this press release is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per Sorin share or Cyberonics share for the current or any future financial years or those of the combined group, will necessarily match or exceed the historical published earnings per Sorin share or Cyberonics share, as applicable. None of Cyberonics, Sorin and LivaNova gives any assurance (1) that any of Cyberonics, Sorin or LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended
	July 24, 2015	July 25, 2014

Net sales	$81,010,801	$72,003,966
Cost of sales	9,433,096	6,410,392
Gross profit	71,577,705	65,593,574
Operating expenses:
Selling, general and administrative	33,705,749	33,027,606
Research and development	10,061,267	10,562,754
Sorin merger expenses	6,548,842	––
Total operating expenses	50,315,858	43,590,360
Income from operations	21,261,847	22,003,214
Other income (expense), net	(2,043,385)	209,121
Income before income tax	19,218,462	22,212,335
Income tax expense	6,799,294	8,693,513
Net income	$12,419,168	$13,518,822

Basic income per share	$0.48	$0.51
Diluted income per share	$0.47	$0.50

Shares used in computing basic income per share	25,995,664	26,674,134
Shares used in computing diluted income per share	26,227,801	26,915,388

CYBERONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	July 24, 2015	April 24, 2015
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$162,358,675	$124,187,094
Short-term investments	6,995,800	27,019,597
Accounts receivable, net	54,991,188	50,569,375
Inventories	24,737,577	23,963,303
Deferred tax assets	7,785,835	7,198,726
Other current assets	6,745,856	7,782,875
Total Current Assets	263,614,931	240,720,970
Property, plant and equipment, net	40,735,064	40,286,676
Intangible assets, net	9,911,467	10,168,239
Long-term investments	15,062,643	17,126,927
Deferred tax assets	6,895,311	6,077,854
Other assets	2,007,970	1,563,529
Total Assets	$338,227,386	$315,944,195

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$36,302,703	$31,449,176
Total Current Liabilities	36,302,703	31,449,176
Long-term Liabilities	8,741,476	7,921,288
Total Liabilities	45,044,179	39,370,464
Total Stockholders' Equity	293,183,207	276,573,731
Total Liabilities and Stockholders' Equity	$338,227,386	$315,944,195

CYBERONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Thirteen Weeks Ended
	July 24, 2015	July 25, 2014

Cash Flow From Operating Activities:
Net income	$12,419,168	$13,518,822
Non-cash items included in net income:
Depreciation	1,240,806	1,235,902
Amortization	256,772	324,712
Stock-based compensation	3,108,138	3,512,443
Deferred income tax	(1,384,639)	3,402,023
Impairment of investment	2,064,283	-
Unrealized loss (gain) in foreign currency transactions and other	236,118	(160,061)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,544,652)	2,129,438
Inventories	(707,677)	(1,057,344)
Other current and non-current assets	602,096	238,129
Current and non-current liabilities	5,447,710	(5,046,273)
Net cash provided by operating activities	18,738,123	18,097,791
Cash Flow From Investing Activities:
Purchase of short-term investments	(6,995,139)	(4,993,541)
Maturities of short-term investments	27,033,367	5,000,000
Purchases of property, plant and equipment	(1,683,892)	(1,815,500)
Net cash provided by (used in) investing activities	18,354,336	(1,809,041)
Cash Flow From Financing Activities:
Purchase of treasury stock	(2,230,154)	(13,782,231)
Proceeds from exercise of options for common stock	3,458,205	1,509,758
Cash settlement of compensation-based stock units	(708,264)	(786,361)
Realized excess tax benefits – stock-based compensation	518,769	1,264,795
Net cash provided by (used in) financing activities	1,038,556	(11,794,039)
Effect of exchange rate changes on cash and cash equivalents	40,566	(114,465)
Net increase in cash and cash equivalents	38,171,581	4,380,246
Cash and cash equivalents at beginning of period	124,187,094	103,299,116
Cash and cash equivalents at end of period	$162,358,675	$107,679,362

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for income from operations, net income and diluted income per share (unaudited):

	For the Thirteen Weeks Ended
	July 24, 2015	July 25, 2014

Income from operations(1)	$21,261,847	$22,003,214
Merger expenses(3)	6,548,842	-
Adjusted non-GAAP income from operations	$27,810,689	$22,003,214

Net income(4)	$12,419,168	$13,518,822
Tax adjustments(5)	185,724	805,106
Impairment of investment(2)	2,064,283	-
Merger expenses(3)	4,231,927	-
Adjusted non-GAAP net income	$18,901,102	$14,323,928

Diluted income per share(6)	$0.47	$0.50
Tax adjustments(5)	0.01	0.03
Impairment of investment(2)	0.08	-
Merger expenses(3)	0.16	-
Adjusted non-GAAP diluted income per share(7)	$0.72	$0.53

(1)	The adjustment to income from operations is before tax.
(2)	Impairment associated with an investment in cerboMed.
(3)	Merger expenses directly related to the proposed merger with Sorin.
(4)	Adjustments to net income are after tax, when applicable.
(5)
Tax adjustments for the first quarter of fiscal 2016 include an assumption of an extension to the R&D tax credit and an adjustment for international tax liabilities. Tax adjustments for the first quarter of fiscal 2015 include an assumption of an extension to the R&D tax credit and the discrete tax expense associated with a change of international structure.

(6)	Adjustments to diluted income per share are after tax, where applicable.
(7)	Numbers may be affected by rounding.

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	For the Thirteen Weeks Ended
	July 24, 2015	July 25, 2014

Adjusted non-GAAP net income	$18,901,102	$14,323,928
Interest (income), net	(24,846)	(37,666)
Other (income) expense, net	3,948	(171,455)
Depreciation and amortization	1,497,578	1,560,614
Stock-based compensation	3,108,138	3,512,443
Income tax expense–with impact of non-GAAP items	8,930,485	7,888,407
Adjusted EBITDA	$32,416,405	$27,076,271